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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 30, 2009

                         UNIVERSAL DETECTION TECHNOLOGY
               (Exact name of Registrant as specified in charter)

         California                   000-14266                 95-2746949
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                    Identification Number)

                         9595 Wilshire Blvd., Suite 700
                         Beverly Hills, California 90212
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 248-3655

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

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ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

         On April 27, 2009, the Board of Directors of the Company approved the issuance of 117,386,666 shares of Common Stock to Mr. Jacques Tizabi, the Company's Chief Executive Officer and a director. The issuance is made in conversion and in full satisfaction of accrued but unpaid salary owed to Mr. Tizabi in the amount of $352,160. Accordingly, the price per share at which the accrued salary was converted was $0.003 per share. Mr. Tizabi's total beneficial ownership including vested options to purchase 539,750 shares of Common Stock now totals 117,926,425 shares or approximately 48% of the issued and outstanding shares of Common Stock of the Company. The Company has relied upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. All of the disinterested directors of the Company approved the salary conversion and share issuance at a duly called meeting of the Board of Directors. The date of the issuance is April 30, 2009.

ITEM 8.01         OTHER EVENTS

         The disclosure and information set forth under Item 3.02 of this Report is hereby incorporated into this Item 8.01 by reference, as if fully set forth herein.

                            [SIGNATURES PAGE FOLLOWS]


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


UNIVERSAL DETECTION TECHNOLOGY

By:   /s/ Jacques Tizabi
      Jacques Tizabi
      Chief Executive Officer
      Dated: May 4, 2009







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